SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

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                               DIME BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           A MESSAGE FROM DIME BANCORP

DIME'S BOARD OF DIRECTORS HAS REJECTED THE PROPOSED HOSTILE EXCHANGE OFFER BY NORTH FORK AND REAFFIRMED ITS COMMITMENT TO THE PLANNED MERGER WITH HUDSON UNITED.

CONSIDER THESE IMPORTANT FACTS:

x The North Fork (NFB) proposal is significantly and permanently earnings dilutive to Dime shareholders even using NFB's extraordinarily aggressive assumptions. Dime shareholders would give up 25% of estimated earnings per share in 2000 and 15% in 2001 under the NFB proposal.

x The execution risk in the NFB proposal is significant. NFB's largest acquisition to date is less than 1/7th the size of Dime. In fact, at year-end 1999, Dime was more than twice the size of NFB.

x NFB's assumption that $100 million in after-tax cost savings could be achieved through an acquisition of Dime is unrealistic -- it would represent the elimination of an improbable 86% of NFB's operating expense base.

Simply stated, the North Fork proposal is not in the best interest of Dime shareholders.

BY CONTRAST, DIME'S BOARD OF DIRECTORS SUPPORTS THE MERGER WITH HUDSON UNITED AS BEING IN THE BEST INTERESTS OF DIME SHAREHOLDERS.

          The Dime/Hudson United merger:

     |X|      Accretive to estimated earnings per share

     |X|      Presents lower execution risks

     |X|      Based on conservative cost savings assumptions

     |X|      Expected to close later this month

     |X|      Will improve franchise value

     |X|      Paves the way for potentially significant P/E multiple expansion


We urge Dime shareholders to vote FOR the Dime/Hudson United merger.

Please sign, date and return the WHITE proxy card TODAY.

If you have any questions or require any assistance in voting your shares, please call Innisfree M&A Incorporated toll-free 1-888-750-5834.

                                                                    www.dime.com

                                      * * *

         Investors are urged to read Dime and Hudson's proxy statement/ prospectus, and any amendments or supplements when they become available, as well as any solicitation/recommendation statement that may be filed by Dime, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone: (212) 326-6170.